EXHIBIT 10.5

[*] Portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2.











                              CPI CORP.





                     7.46% Senior Notes due 2007






                       NOTE PURCHASE AGREEMENT





                      Dated as of June 16, 1997

                             TABLE OF CONTENTS

                                                         PAGE

1.  AUTHORIZATION OF NOTES                                  1

2.  SALE AND PURCHASE OF NOTES                              1

3.  CLOSING                                                 2

4.  CONDITIONS TO CLOSING                                   2
     4.1.  Representations and Warranties                   2
     4.2.  Performance; No Default                          2
     4.3.  Compliance Certificates                          3
     4.4.  Opinions of Counsel                              3
     4.5.  Purchase Permitted by Applicable Law, etc.       3
     4.6.  Sale of Notes to Other Purchasers                3
     4.7.  Payment of Special Counsel Fees                  4
     4.8.  Private Placement Number                         4
     4.9.  Changes in Corporate Structure                   4
     4.10. Proceedings and Documents                        4

5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     5.1.  Organization; Power and Authority                4
     5.2.  Authorization, etc.                              5
     5.3.  Disclosure                                       5
     5.4.  Organization and Ownership of Shares of
           Subsidiaries;Affiliates                          5
     5.5.  Financial Statements                             6
     5.6.  Compliance with Laws, Other Instruments, etc.    6
     5.7.  Governmental Authorizations, etc.                7
     5.8.  Litigation; Observance of Agreements, Statutes
           and Orders                                       7
     5.9.  Taxes                                            7
     5.10. Title to Property; Leases                        8
     5.11. Licenses, Permits, etc.                          8
     5.12. Compliance with ERISA                            9
     5.13. Private Offering by the Company                 10
     5.14. Use of Proceeds; Margin Regulations             10
     5.15. Existing Indebtedness; Future Liens             10
     5.16. Foreign Assets Control Regulations, etc.        11
     5.17. Status Under Certain Statutes                   11
     5.18. Environmental Matters                           11

6.  REPRESENTATIONS OF THE PURCHASER                       12
     6.1. Purchase of Notes                                12
     6.2. Source of Funds                                  12

7.  INFORMATION AS TO COMPANY                              13
     7.1. Financial and Business Information               13
     7.2. Officer's Certificate                            16
     7.3. Inspection                                       17

8.  PREPAYMENT OF THE NOTES                                17
     8.1. Required Prepayments                             17
     8.2. Optional Prepayments                             18
     8.3. Allocation of Partial Prepayments                18
     8.4. Maturity; Surrender, etc.                        18
     8.5. Purchase of Notes                                19
     8.6. Make-Whole Amount                                19
     8.7. Prepayment Relating to Disposition Payment       20

9.  AFFIRMATIVE COVENANTS                                  21
     9.1. Compliance with Law                              21
     9.2. Insurance                                        21
     9.3. Maintenance of Properties                        22
     9.4. Payment of Taxes and Claims                      22
     9.5. Corporate Existence, etc.                        22
     9.6. Covenant to Secure Notes Equally                 23

10. NEGATIVE COVENANTS                                     23
     10.1. Incurrence of Indebtedness and Subsidiary
           Indebtedness                                    23
     10.2. Liens                                           24
     10.3. Limitation on Sale and Leaseback Transactions   26
     10.4. Maintenance of EBITDA and Interest Expense
           Coverage                                        26
     10.5. Asset Sales                                     27
     10.6. Merger, Consolidation, etc.                     28
     10.7. Transactions with Affiliates                    28

11. EVENTS OF DEFAULT                                      29

12. REMEDIES ON DEFAULT, etc.                              31
     12.1. Acceleration                                    31
     12.2. Other Remedies                                  32
     12.3. Rescission                                      32
     12.4. No Waivers or Election of Remedies, Expenses,
           etc.                                            33

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES          33
     13.1. Registration of Notes                           33
     13.2. Transfer and Exchange of Notes                  33
     13.3. Replacement of Notes                            34

14. PAYMENTS ON NOTES                                      35
     14.1. Place of Payment                                35
     14.2. Home Office Payment                             35

15. EXPENSES, ETC.                                         35
     15.1. Transaction Expenses                            35
     15.2. Survival                                        36

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
    AGREEMENT                                              36

17. AMENDMENT AND WAIVER                                   37
     17.1. Requirements                                    37

                                  (ii)

     17.2. Solicitation of Holders of Notes                37
     17.3. Binding Effect, etc.                            38
     17.4. Notes held by Company, etc.                     38

18. NOTICES                                                38

19. REPRODUCTION OF DOCUMENTS                              39

20. CONFIDENTIAL INFORMATION                               39

21. SUBSTITUTION OF PURCHASER                              40

22. MISCELLANEOUS                                          41
     22.1. Successors and Assigns                          41
     22.2. Construction                                    41
     22.3. Jurisdiction and Process; Waiver of Jury Trial  41
     22.4. Payments Due on Non-Business Days               42
     22.5. Severability                                    42
     22.6. Accounting Terms; Pro Forma Calculations        42
     22.7. Counterparts                                    43
     22.8. Governing Law                                   43


Exhibit 1             --   Form of 7.46% Senior Note due 2007
Exhibit 4.4(a)(1)     --   Form of Opinion of Special Counsel for
                           the Company
Exhibit 4.4(a)(2)     --   Form of Opinion of General Counsel of
                           the Company
Exhibit 4.4(b)        --   Form of Opinion of Special Counsel for
                           the Purchasers

Schedule A            --   Names and Addresses of Purchasers
Schedule B            --   Defined Terms
Schedule 5.3          --   Disclosure Documents
Schedule 5.4          --   Subsidiaries
Schedule 5.5          --   Financial Statements
Schedule 5.8          --   Litigation
Schedule 5.11         --   Licenses, etc.
Schedule 5.15         --   Existing Indebtedness







                                 (iii)

                             CPI CORP.
                       1706 Washington Avenue
                      St. Louis, MO 63103-1790

                     7.46% Senior Notes due 2007

                                           As of June 16, 1997

TO EACH OF THE PURCHASERS LISTED IN THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

          CPI CORP., a Delaware corporation (the "COMPANY"), agrees with you as follows:

1.     AUTHORIZATION OF NOTES.

          The Company has duly authorized the issue and sale of $60,000,000 aggregate principal amount of its 7.46% Senior Notes due 2007 (the "NOTES"), each such note to be substantially in the form set out in Exhibit 1. As used herein, the term "NOTES" shall mean all notes originally delivered pursuant to this Agreement and the Other Agreements referred to below and all notes delivered in substitution or exchange for any such note and, where applicable, shall include the singular number as well as the plural. Certain capitalized and other terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.     SALE AND PURCHASE OF NOTES.

          Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.     CLOSING.

          The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, NY 10022 at 10:00 a.m., New York time, at a closing (the "CLOSING") on June 16, 1997 or on such other Business Day thereafter on or prior to June 30, 1997 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request prior to the Closing) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 100-1665965 (Account Name: Consumer Programs Incorporated) at Mercantile Bank, N.A., St. Louis, MO, ABA number 081000210.

          If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.     CONDITIONS TO CLOSING.

          Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.   REPRESENTATION AND WARRANTIES.

          The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.   PERFORMANCE; NO DEFAULT.

          The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by

Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transactions since May 31, 1997 that would have been prohibited by Section 10.1, 10.2, 10.6 or 10.7 hereof had such Sections applied since such date.

4.3.   COMPLIANCE CERTIFICATES.

          (a) OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections
4.1, 4.2 and 4.9 have been fulfilled.

          (b) SECRETARY'S CERTIFICATE. The Company shall have delivered to you a certificate of the Secretary or an Assistant Secretary of the Company certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and the Other Agreements.

4.4.   OPINIONS OF COUNSEL.
You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from White & Case, special counsel for the Company, and Jane E. Nelson, Esq., General Counsel of the Company, substantially in the respective forms set forth in Exhibits 4.4(a)(1) and 4.4(a)(2) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to you), and (b) from Willkie Farr & Gallagher, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5.   PURCHASE PERMITTED BY APPLICABLE LAW, ETC.
On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including without limitation Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.   SALES OF NOTES TO OTHER PURCHASERS.

          The Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7.   PAYMENT OF SPECIAL COUNSEL FEES.

          Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.   PRIVATE PLACEMENT NUMBER.

          A Private Placement Number issued by Standard & Poor's
CUSIP Service Bureau (in cooperation with the Securities
Valuation Office of the National Association of Insurance
Commissioners) shall have been obtained for the Notes.

4.9.   CHANGES IN CORPORATE STRUCTURE.

          The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.  PROCEEDINGS AND DOCUMENTS.
          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to you that:

5.1.   ORGANIZATION; POWER ABD AUTHORITY.
          The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

5.2.   AUTHORIZATION, ETC.

          This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.   DISCLOSURE.

          The Company, through its agent, Credit Suisse First Boston Corporation, has delivered to you a copy of a Direct Placement Memorandum, dated May 1997 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and described in Schedule 5.3 (together with the Memorandum, the "DISCLOSURE DOCUMENTS"), and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since February 1, 1997, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except as disclosed in the Disclosure Documents or in the financial statements listed in
Schedule 5.5 and other changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The Company has no reason to believe that Sears, Roebuck & Co. will exercise its rights under its license agreement with the Company to materially reduce the scope of the Company's business with Sears, Roebuck & Co. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

5.4.   ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES;
        AFFILIATES.

          (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of the Company's (i) Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) Affiliates, other than Subsidiaries, and (iii) directors and senior officers. Schedule 5.4 also identifies all Significant Subsidiaries as of February 2, 1997.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed in Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.   FINANCIAL STATEMENTS.

          The Company has delivered to you copies of the financial statements of the Company and its Subsidiaries listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.   COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

          The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7.   GOVERNMENTAL AUTHORIZATIONS,ETC.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental
Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

5.8.   LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

          (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental
Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.   TAXES.

          The Company and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) currently payable without penalty or interest, (b) the amount of which is not individually or in the aggregate Material or

(c) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended February 6, 1988.

5.10.  TITLE OF PROPERTY; LEASE.

          The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet listed on
Schedule 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.  LICENSES, PERMITS, ETC.

          Except as disclosed in Schedule 5.11,

          (a)the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, proprietary software, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

          (b)to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, proprietary software, copyright, service mark, trademark, trade name or other right owned by any other Person; and

          (c)to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, proprietary software, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12.  COMPLIANCE WITH ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b)The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans) currently maintained or contributed to by the Company and its ERISA Affiliates, determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The execution and delivery of this Agreement and the issuance and sale of the Notes at the Closing hereunder will not involve any transaction prohibited by section 406(a)(i) of ERISA or described in section 4975 (c) (1) (A) - (D) of the Code, that could subject the Company or any holder of a Note to any tax or penalty on prohibited transactions imposed under said section 4975 of the Code or by section 502(i) of ERISA. The representation by the Company in the preceding sentence of this
Section 5.12(d) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13.  PRIVATE OFFERING BY THE COMPANY.

          Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 12 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14.  USE OF PROCEEDS; MARGIN REGULATIONS.

          The Company will apply the net proceeds of the sale of the Notes to prepay its outstanding Senior Notes Due August 31, 2000, and the balance of such proceeds will be used for general corporate purposes, including repurchases of shares of the Company's Common Stock. Except for such repurchases and other repurchases for the treasury, no part of the proceeds from the sale of the Notes hereunder will be used, and no part of the proceeds from the sale of such outstanding Senior Notes was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR
220). Margin stock (excluding treasury stock) does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock (excluding treasury stock) will constitute more than 5% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OF CARRYING" shall have the meanings assigned to them in said Regulation G.

5.15.  EXISTING INDEBTEDNESS; FUTURE LIENS.

          (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of June 16, 1997, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary, and no event or condition exists with respect to any such Indebtedness of the Company or any Subsidiary that would permit (or that with the giving of notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.2.

5.16.  FOREIGN ASSETS CONTROL REGULATIONS, ETC.

          Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.  STATUS UNDER CERTAIN STATUTES.

          Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18.  ENVIRONMENTAL MATTERS.

          Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing prior to your execution and delivery of this Agreement,

          (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in violation of any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect;
and

          (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.     REPRESENTATIONS OF THE PURCHASER.

          You represent to the Company that:

6.1.   PURCHASE OF NOTES.

          You are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.   SOURCE OF FUNDS.

          At least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a)the Source is an "insurance company general account", as such term is defined in Prohibited Transaction
Exemption ("PTE") 95-60 (issued July 12, 1995), and the purchase of the Notes by you is eligible for, and satisfies the requirements of, the exemption provided in Section I of PTE 95-60 as in effect as of the date of this Agreement; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or
(ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph
(b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund.

7.     INFORMATION AS TO COMPANY.

7.1.   FINANCIAL INFORMATION.

          The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) QUARTERLY STATEMENTS -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of earnings and cash flows and changes in stockholders' equity of the
Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

setting forth in each case in comparative form the consolidated figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b) ANNUAL STATEMENTS -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

               (ii) consolidated statements of earnings and cash flows and a consolidated statement of changes in stockholders' equity, in each case of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

               (A) an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

               (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit),

               (C) industry segment information prepared in the same amount of detail as set forth in the Company's annual report to shareholders for the fiscal year ended February 1, 1997, certified by a Senior Financial Officer as fairly presenting the information therein, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause
(B) above, shall be deemed to satisfy the requirements of this
Section 7.1(b) as to the delivery of the audited consolidated statements referred to above and, so long as the annual report to shareholders accompanying such Annual Report on Form 10-K is prepared as to business segment information in the same amount of detail as set forth in the annual report to shareholders for the fiscal year ended February 1, 1997, the industry segment information referred to above;

          (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the

Company or any Subsidiary generally to its stockholders or to its creditors (other than the Company or another Subsidiary), and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of each press release and other statement made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (d) NOTICE OF DEFAULT OF EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of

Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA
Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (g) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2.   OFFICER'S CERTIFICATE.

          Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1 through 10.6, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence) and a detailed description of any Related Party Agreements entered into during the period covered by such statements; and

          (b) DEFAULT -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.   INSPECTION.

          The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.     PREPAYMENT OF THE NOTES.

          In addition to the payment of the entire unpaid principal amount of the Notes at the final maturity thereof, the Company will make required, and may make optional, prepayments in respect of the Notes as hereinafter provided.

8.1.   REQUIRED PREPAYMENTS.

          On June 16, 2001 and on each June 16 thereafter to and including June 16, 2006 the Company will prepay $8,580,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes, such prepayment to be made at the principal amount to be prepaid, together with accrued interest thereon to the date of such prepayment, without premium and allocated as provided in Section 8.3, provided that upon any partial prepayment of the Notes pursuant to Section 8.2 or 8.7, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

8.2.   OPTIONAL PREPAYMENTS.

          The Company may, at its option and upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes (in a minimum amount of $1,000,000 and otherwise in multiples of $100,000) at the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for such prepayment (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of Notes (if any) held by such holder to be prepaid (determined in accordance with Section 8.3) and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

          Each such notice of prepayment shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment of Notes, the Company shall deliver to each holder of the Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.   ALLOCATION OF PARTIAL PAYMENTS.

          In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

8.4.   MATURITY, SURRENDER, ETC.

          In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any, but subject to the provisions of Section 8.7. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.   PURCHASE OF NOTES.

          The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes.

8.6.   MAKE-WHOLE AMOUNT.

          The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section
8.2 or 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% (0.85% in the case of a prepayment under Section 8.7) over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 500" on the Telerate Access Service (or such other display as may replace Page 500 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called

Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Average Life.

          "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.7 or 12.1.


          "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or 8.7 or has become or is declared to be immediately due and payable pursuant to
Section 12.1, as the context requires.

8.7.   PREPAYMENT RELATING TO DISPOSITION PAYMENT.

          In connection with any Disposition Payment of unsubordinated Indebtedness as contemplated by Section 10.5(d) the Company will prepay a portion of the Notes which is the same proportion as the amount of the Disposition Payment represents to the aggregate principal amount of all unsubordinated Indebtedness at the time outstanding (other than that owing by the Company or a Subsidiary to another Subsidiary or the Company, as the case may be), in each case at the principal amount thereof, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. Such prepayment shall be made in the same manner (as to notice and all other provisions) as a prepayment made under Section 8.2, provided that the holder of any Note so to be prepaid may, by notice given to the Company at least two Business Days prior to the prepayment date, elect that the Notes of such holder to be prepaid (or any portion thereof) shall not be prepaid and the Company shall not prepay the Notes of such holder. Any notice of prepayment given under this Section 8.7 shall clearly and prominently make reference to the provisions of this Section 8.7 permitting the holder of the Notes to elect that their Notes not be prepaid. For purposes of
Section 10.5(d) any Notes the holders of which elect that they not be prepaid shall be deemed to have been repaid as part of a Disposition Payment.

9.     AFFIRMATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

9.1.   COMPLIANCE WITH LAW.

          The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including without limitation Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.   INSURANCE.

          The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.   MAINTENANCE OF PROPERTIES.

          The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.   PAYMENT OF TAXES AND CLAIMS.

          The Company will and will cause each of its Subsidiaries to file all income or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.   CORPORATE EXISTENCE, ETC.

          The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections
10.5 and 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises (as franchisee) of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6.   COVENANT TO SECURE NOTES EQUALLY.

          The Company covenants that if it or any of its Subsidiaries shall create or assume any Lien upon any of its respective properties or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section
10.2 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 17), it will make or cause to be made effective provision satisfactory in form and substance to the Required Holders whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured. Securing the Notes as provided in this Section 9.6 shall not permit the existence of any Lien not permitted by Section 10.2.

10.    NEGATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

10.1.  INCURRENCE OF INDEBTEDNESS AND SUBSIDIARY INDEBTEDNESS.

          (a) The Company will not and will not permit any Subsidiary to create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness (by way of merger, consolidation or otherwise) unless immediately after giving effect thereto and to the application of the proceeds thereof Consolidated Indebtedness does not exceed 55% of Consolidated Capitalization.


          (b) The Company will not permit any Subsidiary to create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness except

            (i) Indebtedness existing on the date of the Closing and described in Schedule 5.15,

           (ii) Indebtedness secured by Liens permitted by clause
(b) of Section 10.2,

          (iii) Indebtedness owing to the Company or a Wholly-
Owned Subsidiary,

           (iv) Indebtedness of any Person outstanding at the time such Person becomes a Subsidiary (not incurred in anticipation thereof), and

            (v) other Indebtedness, provided that immediately after giving effect to the incurrence of such other Indebtedness the sum (without duplication) of (A) the aggregate unpaid amount of Indebtedness (including Capitalized Lease Obligations) of the Company secured by Liens permitted by Section 10.2(e) plus (B) the aggregate unpaid amount of Indebtedness of all Subsidiaries (other than Indebtedness permitted by clause (iii) above) plus (C) the aggregate Attributable Debt in connection with all sale and leaseback transactions of the Company and its Subsidiaries entered into after the date of the Closing in accordance with the provisions of Section 10.3(c), does not exceed 15% of Consolidated Assets.

For purposes of this Section 10.1(b), a Subsidiary shall be deemed to have incurred Indebtedness in respect of any obligation previously owed to the Company or to a Wholly-Owned Subsidiary on the date the obligee ceases for any reason to be the Company or a Wholly-Owned Subsidiary.

10.2.  LIENS.

          The Company will not and will not permit any Subsidiary to create, assume, incur or suffer to exist any Lien upon or with respect to any property (other than treasury stock), whether now owned or hereafter acquired and without regard to whether or not provision is made for equally and ratably securing the Notes as provided in Section 9.6, provided that nothing in this Section
10.2 shall prohibit

          (a) Liens in respect of property of the Company or a Subsidiary existing on the date of the Closing and described in Schedule 5.15;

          (b)Liens in respect of property acquired by the Company or a Subsidiary after the date of the Closing, existing on such property at the time of acquisition thereof (and not created in anticipation thereof), or in the case of any Person that after the date of the Closing becomes a Subsidiary or is consolidated with or merged with or into the Company or a Subsidiary or sells, leases or otherwise disposes of all or substantially all of its property to the Company or a Subsidiary, Liens existing at the time such Person becomes a Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not created in anticipation thereof), provided that in any such case no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be;

          (c) Liens securing Indebtedness owed by a Subsidiary to the Company or to a Wholly-Owned Subsidiary;

          (d) Liens not involving the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property, as follows:

               (i) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by
Section 9.4,

              (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required or is being contested in good faith,

               (iii) Liens incurred or deposits made in the ordinary course of business (x) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits (other than Liens imposed under ERISA), (y) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds (not in excess of $10,000,000) bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations or (z) which do not materially detract from the value of the property to which they pertain,

               (iv) any attachment or judgment Lien, unless the judgment it secures (x) shall not, within 120 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 120 days after the expiration of any such stay or (y) exceeds $1,000,000 in the aggregate for all of such judgments, and

               (v) Liens arising in favor of a Governmental
Authority to secure partial, progress, advance or other payments pursuant to any contract or statute; and

          (e) Liens which would otherwise not be permitted by clauses (a) through (c) above, securing additional
Indebtedness of the Company or a Subsidiary, provided that after giving effect thereto the sum (without duplication) of

(i) the aggregate unpaid amount of Indebtedness (including Capitalized Lease Obligations) of the Company secured by such Liens permitted by this Section 10.2(e) plus (ii) the aggregate unpaid principal amount of Indebtedness of Subsidiaries (other than Indebtedness permitted by clause
(iii) of Section 10.1(b)) plus (iii) the aggregate Attributable Debt in connection with all sale and leaseback transactions of the Company and its Subsidiaries entered into after the date of the Closing in accordance with the provisions of Section 10.3(c), does not exceed 15% of Consolidated Assets.

For purposes of this Section 10.2 any Lien existing in respect of property at the time such property is acquired or in respect of property of a Person at the time such Person is acquired, consolidated or merged with or into the Company or a Subsidiary shall be deemed to have been created at that time.

10.3.  LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

          The Company will not, and will not permit any Subsidiary to sell, lease, transfer or otherwise dispose of (collectively, a "TRANSFER") any asset on terms whereby the asset or a substantially similar asset is or may be leased or reacquired by the Company or any Subsidiary over a period in excess of three years, unless

          (a) the lease is between the Company and a Wholly-Owned
Subsidiary or between Wholly-Owned Subsidiaries;

          (b) the Company or a Subsidiary could create a Lien under clause (b) of Section 10.2 on such property to secure
Indebtedness in an amount at least equal to the Attributable
Debt in respect of such transaction;

         (c) after giving effect to such transaction and the incurrence of Attributable Debt in respect thereof, the sum (without duplication) of (i) the aggregate unpaid principal amount of Indebtedness (including Capitalized Lease Obligations) of the Company secured by such Liens permitted by
Section 10.2(e) plus (ii) the aggregate unpaid principal amount of Indebtedness of Subsidiaries (other than Indebtedness permitted by clause (iii) of Section 10.1(b)) plus (iii) the aggregate Attributable Debt in connection with all sale and leaseback transactions of the Company and its Subsidiaries entered into after the date of the Closing in accordance with the provisions of this clause (c), does not exceed 15% of Consolidated Assets; or

          (d) the net proceeds realized from the transfer are applied within 180 days after the receipt thereof (i) to the repayment of unsubordinated Indebtedness (other than that owing by the Company or a Subsidiary to another Subsidiary or the Company, as the case may be) (which may but need not include prepayment of the Notes pursuant to Section 8.2) or
(ii) to the purchase of non-current assets for use in the business of the Company and its Subsidiaries.

10.4.  MAINTENANCE OF EBITDA AND INTEREST EXPENSE COVERAGE.

          The Company will not at any time permit

          (a) the sum of Consolidated EBITDA and Consolidated Lease Rental Expense for any period of four consecutive fiscal quarters (beginning with the four fiscal quarters ending on July 19, 1997) to be less than 200% of Consolidated Fixed Charges for such period, or

          (b) Consolidated Indebtedness on any date to exceed
300% of pro forma EBITDA for the period of four consecutive fiscal quarters ending on or immediately before such date.

Pro forma EBITDA shall be determined in accordance with
Section 22.6.

10.5.  ASSET SALES.

          The Company will not and will not permit any Subsidiary to, directly or indirectly, make any sale, transfer, lease (as lessor), loan or other disposition (an "ASSET SALE") of any property or assets other than treasury stock and

          (a) Asset Sales in the ordinary course of business;

          (b) Sale of the Company's interest in Fox Photo, Inc., pursuant to the provisions of section 8 or 9 of that certain Stockholder's Agreement among Eastman Kodak Company, CPI
Corp., Consumer Programs Holding, Inc. and Fox Photo, Inc.
(the "Fox Shareholders), dated as of October 4, 1996, or as otherwise agreed by the Fox Shareholders; or

          (c) Asset Sales of property or assets by a Subsidiary to the Company or a Wholly-Owned Subsidiary; or

          (d) other Asset Sales, provided that in each case

               (i) immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and

              (ii) the aggregate net book value of property or assets disposed of in such Asset Sale and all other
Asset Sales by the Company and its Subsidiaries during the immediately preceding twelve months does not exceed
20% of Consolidated Assets (as of the last day of the quarterly accounting period ending on or most recently prior to the last day of such twelve month period),

and provided further that for purposes of clause (ii) above there shall be excluded the net book value of property or assets disposed of in an Asset Sale if and to the extent such Asset Sale is made for cash, payable in full upon the completion of such Asset Sale, and an amount equal to the net proceeds realized upon such Asset Sale is applied by the Company or such Subsidiary, as the case may be, within 180 days after the effective date of such Asset Sale (x) to reinvest in the business of the Company and its Subsidiaries (either through capital expenditures or acquisitions) or (y) to repay (a "Disposition Payment") unsubordinated Indebtedness (other than that owing by the Company or a Subsidiary to another Subsidiary or the Company, as the case may be) (which may but need not include prepayment of the Notes pursuant to
Section 8.2, but in respect of which the Company shall in any event offer to prepay a PRO RATA portion of the Notes pursuant to Section 8.7).

          For purposes of this Section 10.5 any shares of Voting Stock of a Subsidiary that are the subject of an Asset Sale shall be valued at the greater of (1) the fair market value of such shares as determined in good faith by the Board of Directors of the Company and (2) the aggregate net book value of the assets of such Subsidiary multiplied by a fraction of which the numerator is the aggregate number of shares of Voting Stock of such Subsidiary disposed of in such Asset Sale and the denominator is the aggregate number of shares of Voting Stock of such Subsidiary outstanding immediately prior to such Asset Sale.

10.6.  MERGER, CONSOLIDATION, ETC.

          The Company will not consolidate with or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

          (a) the continuing, surviving or acquiring corporation (the "SURVIVING CORPORATION") shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia) and, if the Company is not the surviving corporation, shall have (i) executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of all obligations of the Company under this Agreement, the Other Agreements and the Notes and (ii) caused to be delivered to each holder of a Note an opinion of counsel (which may be internal counsel) reasonably satisfactory to the Required Holders to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

          (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.6 from its liability under this Agreement or the Notes.

10.7.  TRANSACTIONS WITH AFFILIATES.

          The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate. The provisions of this Section shall not apply to transactions between the Company or any of its Subsidiaries and Fox Photo, Inc. [******************************************
***************************************************************
***************************************************************
***************************************************************
***************************************************************
***************************************************************
***************************************************************
***************************************************************
******************].


11.    EVENTS OF DEFAULT.

          An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1 to 10.7, inclusive (and, in the case of any such default under Section 10.4(b), such default shall have continued for a period of 30 days after a Responsible Officer obtains knowledge thereof if and so long as the Company is proceeding diligently and in good faith, by issuing equity securities or otherwise, to remedy such default during such 30-day period); or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after a Responsible Officer obtaining knowledge of such default; or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than the Notes) that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of

Indebtedness to convert such Indebtedness into equity interests or a sale of assets or other transaction that is permitted if made in connection with a repayment of Indebtedness), the Company or any Subsidiary has become obligated to purchase or repay (or one or more Persons are entitled to cause the Company or any Subsidiary to purchase or repay) Indebtedness in an aggregate principal amount of at l east $5,000,000 before its regular maturity or before its regularly scheduled dates of payment; or

          (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any such Subsidiary, or any such petition shall be filed against the Company or any such Subsidiary and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against one or more of the Company and its Subsidiaries which judgments are not, within 120 days after entry thereof, bonded, paid, discharged or stayed pending appeal, or are not discharged within 120 days after the expiration of such stay; or

          (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could have a Material Adverse Effect.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and
"EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.    REMEDIES ON DEFAULT, ETC.

12.1.  ACCELERATION.

          (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes at the time outstanding to be immediately due and payable.

          (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

          Upon any Notes becoming due and payable under this
Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and
(y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.  OTHER REMEDIES.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.  RESCISSION.

          At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate,
(b) all Events of Default and Defaults, other than the non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.
No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.  NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

          No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including without limitation reasonable attorneys' fees, expenses and disbursements.

13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.  REGISTRATION OF NOTES.

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.  TRANSFER AND EXCHANGE OF NOTES.

          Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), within five Business Days thereafter the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.

Each such new Note shall be payable to such Person as such holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or other similar governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000.

          The Company shall not be required to register the transfer of any Note to any Person (other than your nominee) or to any separate account maintained by you unless the Company receives from the transferee a representation to the Company (and appropriate information as to any separate accounts or other matters, including disclosure pursuant to Section 6.2(b) at least 3 Business Days prior to any such proposed transfer) to the same or, in the reasonable opinion of the Company, similar effect with respect to the transferee as is contained in Section 6.2, together with such other assurances reasonably satisfactory to the Company that such transfer does not involve a prohibited transaction (as such term is used in Section 5.12(d). No transferor shall be liable for any damages in connection with any such representations or assurances provided to the Company by any transferee.

13.3.REPLACEMENT OF NOTES.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or any other Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

within five Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated
Note if no interest shall have been paid thereon.

14.    PAYMENTS ON NOTES.

14.1.  PLACE OF PAYMENT.

          Subject to Section 14.2, payments of principal, premium, if any, and interest becoming due and payable on the Notes shall be made at the principal office of The Bank of New York in New York City. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in New York City or the principal office of a bank or trust company in New York City.

14.2.  HOME OFFICE PAYMENT.

          So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.    EXPENSES, ETC.

15.1.  TRANSACTION EXPENSES.

          Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of your special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

In furtherance of the foregoing, on the date of the Closing the Company will pay or cause to be paid the reasonable fees, disbursements and other charges (including estimated unposted disbursements and other charges as of the date of the Closing) of your special counsel which are reflected in the statement of such special counsel submitted to the Company on or prior to the date of the Closing. The Company will also pay, promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements and other charges of such special counsel in connection with the transactions hereby contemplated (including disbursements and other charges unposted as of the date of the Closing to the extent such amounts exceed estimated amounts paid as aforesaid).

15.2.  SURVIVAL.

          The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
       AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.    AMENDMENT AND WAIVER.

17.1.  REQUIREMENTS.

          This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of
Section 1, 2, 3, 4, 5, 6 or 21, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of
Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.  SOLICITATION OF HOLDERS OF NOTES.

         (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.  BINDING EFFECT, ETC.

          Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.  NOTES HELD BY COMPANY, ETC.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.    NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

               (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

               (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

               (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.    REPRODUCTION OF DOCUMENTS.

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and
(c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.    CONFIDENTIAL INFORMATION.

          For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section
7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors whose duties require them to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.    SUBSTITUTION OF PURCHASER.

          You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in
Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement, such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.    MISCELLANEOUS.

22.1.  SUCCESSORS AND ASSIGNS.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including without limitation any subsequent holder of a Note) whether so expressed or not.

22.2.  CONSTRUCTION.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.3.  JURISDICTION AND PROCESS; WAIVER OF JURY TRIAL.

          (a) The Company irrevocably submits to the non-exclusive IN PERSONAM jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the IN PERSONAM jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (b) The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.3 (a) brought in any such court shall be conclusive and binding upon the Company subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment.

          (c) The Company consents to process being served in any suit, action or proceeding of the nature referred to in Section
22.3 (a) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Company at its address specified in Section 18 or at such other address of which you shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt
(i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to the Company. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

          (d) Nothing in this Section 22.3 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

          (e) THE COMPANY WAIVES TRIAL BY JURY IN ANY ACTION
BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE OTHER
AGREEMENTS, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN
CONNECTION HEREWITH OR THEREWITH.

22.4.  PAYMENTS DUE ON NON-BUSINESS DAYS.

          Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section
8.2 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount (if any) or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.5.  SEVERABILITY.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.6.  ACCOUNTING TERMS; PRO FORMA CALCULATIONS.

          All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements with respect thereto shall be prepared in accordance with GAAP. Except as otherwise specifically provided herein, any consolidated financial statement or financial computation shall be done in accordance with GAAP; and, if at the time that any such statement or computation is required to be made the Company shall not have any Subsidiary, such terms shall mean a financial statement or a financial computation, as the case may be, with respect to the Company only.

          Any pro forma computation required to be made hereby shall include adjustments (without limitation as to other appropriate pro forma adjustments in accordance with generally accepted financial practice) giving effect to all acquisitions and dispositions made during the period with respect to which such computation is being made as if such acquisitions and dispositions were made on the first day of such period.

22.7.  COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.8.  GOVERNING LAW.

          This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                   Very truly yours,

                                   CPI CORP.


                               /s/ Alyn V. Essman
                                   -----------------------------
                                   Alyn V. Essman
                                   Title: Chairman of the Board

The foregoing is hereby agreed
to as of the date thereof.


    THE PRUDENTIAL INSURANCE COMPANY
      OF AMERICA


/s/ Jay Squiers
    ----------------------------
    Jay Squiers
    Title:  Vice President



    THE GUARDIAN LIFE INSURANCE COMPANY
      OF AMERICA


/s/ Wendell Fuller
    -----------------------------------
    Wendell Fuller
    Title:  Second Vice President

                         SCHEDULE A

This Schedule A shows the names and addresses of the Purchasers under the foregoing Note Purchase Agreement and the Other
Agreements referred to therein and the respective principal amounts of Notes to be purchased by each.

NAME AND ADDRESS OF PURCHASER:
  The Prudential Insurance Company of America

PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED:
  $40,000,000

(1) All payments on account of Notes held by such Purchaser shall be made by wire transfer of immediately available funds for credit to:

Account No. 890-0304-391
The Bank of New York
New York, New York
(ABA No.: 021-000-018)

Each such wire transfer shall set forth reference to "CPI Corp. 7.46% Senior Notes due June 16, 2007, Security No. !INV5641!" in respect of which such payment is being made, and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2) Address for all notices relating to payments and written confirmation of such wire transfers.

The Prudential Insurance Company of America
c/o Prudential Capital Group
Four Gateway Center
100 Mulberry Street
Newark, New Jersey  07102-4069

Attention:  Investment Operations Group
            (Attention: Manager)

(3)  Address for all other communications and notices:

The Prudential Insurance Company of America
c/o Prudential Capital Group
200 Ross Avenue
Suite 4200E
Dallas, Texas  75201

Attention:  Managing Director

(4) Recipient of telephonic or facsimile prepayment notices:

Manager, Investment Structure and Pricing
(201) 802-7398
(201) 624-6432 (facsimile)

(5)  Tax Identification No. 22-1211670

NAME AND ADDRESS OF PURCHASER:
  The Guardian Life Insurance Company of America

PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED:
  $20,000,000

(1)  Notes to be registered in the name of:

CUDD & CO.
Tax ID No. 13-6022143

(2) All payments on account of Notes held by such Purchaser shall be made by wire transfer of immediately available funds for credit to:

The Chase Manhattan Bank
FED ABA #021000021
CHASE/NYC/CTR/BNF
A/C 900-9-000200

Each such wire transfer shall set forth reference to "CPI Corp.
7.46% Senior Notes due June 16, 2007, PPN 12617# AC O," in respect of which such payment is being made, and the due date and application (as among principal, interest and Yield-Maintenance
Amount) of the payment being made.

(3) Address for all notices relating to payments and written confirmation of such wire transfers:

The Guardian Life Insurance Company of America
Attn:  Investment Accounting M-IA
201 Park Avenue South
New York, NY  10003
FAX (212) 677-9023

(4)  Address for all other communications and notices:

The Guardian Life Insurance Company of America
201 Park Avenue South
New York, NY  10003
Attn:  Raymond J. Henry
       Investment Department 7B
       FAX (212) 777-6715

                                                      SCHEDULE B
                          DEFINED TERMS

          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "AFFILIATE" means, at any time, (a) with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) with respect to the Company, any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

          "ATTRIBUTABLE DEBT" means, as to any particular lease relating to a sale and leaseback transaction, the total amount of rent (discounted semiannually from the respective due dates thereof at the interest rate implicit in such lease) required to be paid by the lessee under such lease during the remaining term thereof. The amount of rent required to be paid under any such lease for any such period shall be (a) the total amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges plus (b) without duplication, any guaranteed residual value in respect of such lease to the extent such guarantee would be included in indebtedness in accordance with GAAP.

          "BUSINESS DAY" means (a) for the purposes of Section
8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or St. Louis, Missouri are required or authorized to be closed.

          "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
                        Schedule B

          "CAPITALIZED LEASE OBLIGATIONS" means with respect to any Person, all outstanding obligations of such Person in respect of Capital Leases, taken at the capitalized amount thereof accounted for as a liability on a balance sheet of such Person in accordance with GAAP.

          "CLOSING" is defined in Section 3.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "COMPANY" means CPI Corp., a Delaware corporation.

          "CONFIDENTIAL INFORMATION" is defined in Section 20.

          "CONSOLIDATED ASSETS" means, at any date, the total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED CAPITALIZATION" means, at any date, the sum of (a) Consolidated Indebtedness plus (b) Consolidated Net
Worth, all as determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

          "CONSOLIDATED FIXED CHARGES" shall mean for the period in question, without duplication, the sum of (i) all Consolidated
Interest Expense and (ii) all Consolidated Lease Rental Expense, for such period.

          "CONSOLIDATED INDEBTEDNESS" means, at any date, all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED INTEREST EXPENSE" for any period means the sum for the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, of all amounts which would be deducted in computing Consolidated Net Income on account of interest on Indebtedness (including imputed interest in respect of Capitalized Lease Obligations and amortization of debt discount and expense).

          "CONSOLIDATED LEASE RENTAL EXPENSE" shall mean, for the period in question, the aggregate amount of operating lease expense (i.e., all minimum rental payments plus all additional rentals payable under percentage operating leases) during such period under all operating leases of the Company and its Subsidiaries, all determined on a consolidated basis for the Company and its Subsidiaries, but excluding any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rent or additional rent) on account of maintenance, repairs, insurance, taxes, assessments, amortization and similar charges.

                           Schedule B

          "CONSOLIDATED NET INCOME" for any period means the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding

          (a) the proceeds of any life insurance policy,

          (b) any gains arising from (i) the sale or other disposition of any assets (other than current assets) to the extent that the aggregate amount of the gains during such period exceeds the aggregate amount of the losses during such period from the sale, abandonment or other disposition of assets (other than current assets), (ii) any write-up of assets or (iii) the acquisition of outstanding securities of the Company or any Subsidiary,

          (c) any amount representing any interest in the undistributed earnings of any other Person (other than a Subsidiary),

          (d) any earnings, prior to the date of acquisition, of any Person acquired in any manner, and any earnings of any Subsidiary prior to its becoming a Subsidiary,

          (e) any earnings of a successor to or transferee of the assets of the Company prior to its becoming such successor or transferee,

          (f) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person, and

          (g) any extraordinary gains not covered by clause (b) above.

          "CONSOLIDATED NET WORTH" means, at any date, on a consolidated basis for the Company and its Subsidiaries, (a) the sum of (i) capital stock taken at par or stated value plus (ii) capital in excess of par or stated value relating to capital stock plus (iii) retained earnings (or minus any retained earning deficit) minus (b) the sum of treasury stock, capital stock subscribed for and unissued and other contra-equity accounts, all determined in accordance with GAAP.

          "DEFAULT" means an event or condition the occurrence or existence of which would, with the giving of notice or the lapse of time, or both, become an Event of Default.

          "Default Rate" means that rate of interest that is the greater of (i) 8.46% and (ii) 2% above the rate of interest publicly announced by The Bank of New York from time to time at its principal office in New York City as its prime rate.

          "DISPOSITION PAYMENT" is defined in Section 10.5(d).

                           Schedule B

          "EBITDA" for any period means Consolidated Net Income plus all amounts deducted in the computation thereof on account of (a) Consolidated Interest Expense, (b) depreciation and amortization expenses and (c) income and profits taxes.

          "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

          "EVENT OF DEFAULT" is defined in Section 11.

          "EXCHANGE ACT" means the Securities Exchange Act of
1934, as amended from time to time.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "GOVERNMENTAL AUTHORITY" means

          (a) the government of

              (i) the United States of America or any State or other political subdivision thereof, or

              (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including without limitation obligations incurred through an agreement, contingent or otherwise, by such Person:

                           Schedule B

          (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

          (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including without limitation asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

          "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

          "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money or its mandatory purchase, redemption or other retirement obligations in respect of mandatorily redeemable Preferred Stock,

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business and not overdue but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property),

          (c) its Capitalized Lease Obligations,

                           Schedule B

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person
     (whether or not it has assumed or otherwise become liable for such liabilities),

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions
     (whether or not representing obligations for borrowed money),

          (f) Swaps of such Person, and

          (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) above.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

          "INSTITUTIONAL INVESTORS" means (a) any original purchaser of a Note, (b) any holder of a Note holding (together with one or more of its Affiliates) more than 2% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

          "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes or (c) the validity or enforceability of this Agreement or the Notes.

                           Schedule B

          "MEMORANDUM" is defined in Section 5.3.

          "MUTLIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section
4001(a)(3) of ERISA).

          "NOTES" is defined in Section 1.

          "OFFICER'S CERTIFICATE" means a certificate of a Senior
Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

          "OTHER AGREEMENTS" is defined in Section 2.

          "OTHER PURCHASERS" is defined in Section 2.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

          "PREFERRED STOCK", as applied to any corporation, means shares of such corporation that shall be entitled to preference or priority over any other shares of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation, or both.

          "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, inchoate or otherwise.

          "PTE" is defined in Section 6.2.

          "QPAM EXEMPTION" means Prohibited Transaction Class
Exemption 84-14 issued on March 13, 1984 by the United States
Department of Labor.

          "RELATED PARTY ARRANGEMENT" is defined in Section 10.7

          "REQUIRED HOLDERS" means, at any time, (x) the holders of at least a majority in unpaid principal amount of the Notes at the time outstanding and (y), so long as any of the original

                           Schedule B
purchasers shall hold any Note, such purchasers as holders of the Notes.

          "RESPONSIBLE OFFICER" means any Senior Financial
Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

          "SUBSIDIARY" means, as to any Person, any corporation or other business entity a majority of the combined voting power of all Voting Stock of which is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

          "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

          "VOTING STOCK" means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

          "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned
Subsidiaries at such time.








                           Schedule B

                                                     EXHIBIT 1
                         [FORM OF NOTE]


                            CPI CORP.

                    7.46% SENIOR NOTE DUE 2007

No. [_____]                                   New York, New York
$[_______]                                    [Date]
PPN: 12617# AC O

          FOR VALUE RECEIVED, the undersigned, CPI CORP. (the "COMPANY"), a Delaware corporation, hereby promises to pay to [______________], or registered assigns, the principal sum of [______________] DOLLARS on June 16, 2007, with interest (computed on the basis of a 360-day year of twelve 30-day months)
(a) from the date hereof on the unpaid balance thereof at the rate of 7.46% per annum, payable semiannually on June 16 and December 16 in each year, until the principal hereof shall have become due and payable, and (b) on any overdue payment of principal, any overdue payment of interest (to the extent permitted by applicable law) and any overdue payment of any premium or Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the holder hereof, on demand) at a rate per annum from time to time equal to the greater of (i) 8.46% and
(ii) 2% above the rate of interest publicly announced by The Bank of New York from time to time at its principal office in New York City as its prime rate.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at said principal office of The Bank of New York in New York City or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

          This Note is one of an issue of Senior Notes issued pursuant to separate Note Purchase Agreements dated as of June 16, 1997 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS") between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreements.

          This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable premium or Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

          This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder hereof shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                  CPI CORP.


                                  By_________________________
                                  Title:

                                EXHIBITS 4.4(a)(1) and 4.4(a)(2)

              OPINIONS OF COUNSEL FOR THE COMPANY


(These Exhibits contain opinions received from White & Case, special counsel for the Company and Jane E. Nelson, Esq., General
Counsel of the Company.)

                                                EXHIBIT 4.4(b)


      FORM OF OPINION OF SPECIAL COUNSEL FOR THE PURCHASERS

(This Exhibit contains an opinion received from Willkie Farr &
Gallagher, special counsel for the purchasers.)

                                                  SCHEDULE 5.3


                        DISCLOSURE DOCUMENTS


1.     CPI Corp. Due Diligence Book, dated June 9, 1997.

2.     CPI Corp. Officer's Certificate dated June 16, 1997.

3.     CPI Corp. Secretary's Certificate dated June 16, 1997.

                                                  SCHEDULE 5.4



                           SUBSIDIARIES

(This Exhibit lists the Company's (i) Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) Affiliates, other than Subsidiaries, and (iii) directors and senior officers.)

                                                  SCHEDULE 5.5


                        FINANCIAL STATEMENTS

1. Consolidated balance sheets and statements of income, cash flows and changes in stockholders' equity of Borrower and its Subsidiaries as of February 1, 1997, as published in the Company's Form 10-K Annual Report filed with the Securities and Exchange Commission.

2. Unaudited consolidated balance sheets and statements of income, cash flows and changes in stockholders' equity of Borrower and its Subsidiaries as of April 26, 1997, as published in the Company's Form 10-Q Quarterly Report filed with the Securities and Exchange Commission.

                                                  SCHEDULE 5.8


                           LITIGATION

                              None

                                                 SCHEDULE 5.11


                         LICENSES, ETC.


                             None

                                                 SCHEDULE 5.15



                        EXISTING INDEBTEDNESS
       NAME               AMOUNT          DESCRIPTION
Principal/Prudential  $ 55,000,000   Senior long-term-debt--
 Senior Notes                         see further disclosure in
                                      Note A

CPI Corp. Revolving              -   CPI Corp. revolving credit
 Credit Agreement                     agreement with Mercantile
                                      Bank of St.Louis, Harris
                                      Trust and Savings Bank,
                                      and The Sumitomo Bank,
                                      Limited--maximum borrowing
                                      limit: $60,000,000--
                                      covenants similar to Senior
                                      Notes-see Note A

St. Louis Equity Fund       40,799   Investment in St. Louis
                      -------------   Equity Fund 1990 Limited
                                      Partnership
                        45,040,799

Insurance Costs           (145,129)  Senior long-term debt--see
                      -------------   further disclosure in
                                      Note A
Total as of May 24,   $ 44,895,670
 1997 financial       =============
 statements






                          SCHEDULE 5.15 (...continued)

                   EXISTING INDEBTEDNESS (...continued)

     NOTE A

     On August 31, 1993, CPI Corp. privately placed senior notes in the amount of $60,000,000 (the "Note Agreement") with two insurance companies. The notes, issued pursuant to the Note Agreement, mature over a seven-year period with an average maturity of 5.42 years and with the first principal payment due at the end of the third year. Interest on the notes is payable semi-annually at an average effective fixed rate of 6.44%. The Note Agreement requires the Company maintain certain financial ratios and comply with certain restrictive covenants including a limitation on dividend payment, purchase of treasury stock and certain restricted investments are not to exceed $25,000,000 plus 50% of net earnings (or less 100% of net losses) credited at the end of each fiscal year. The Company incurred $459,000 in issuance costs associated with the private placement of the notes. These costs are being amortized ratably over the seven-year life of the notes.

     The Company's performance of the conditions of the Note Agreement and the underlying notes issued under the agreement was originally secured by a pledge of the stock of the Company's direct subsidiaries. As the Company achieved the stipulated financial ratios required by the agreement to release the pledge of stock and pursuant to the direction of the lenders, on June 5, 1995, the lien on the pledged shares of the Company's direct, wholly owned subsidiaries was released.

     The Note Agreement has been amended on the following dates:
     February 24, 1994, June 14, 1994, September 18, 1995,
     October 2,1 996 and April 11, 1997.

CPI Corp. guarantees all lines of credits to its subsidiaries and routinely guarantees leases entered into by subsidiaries. There are numerous intercompany accounts payable and notes arising in the ordinary course of the business of the Company and its subsidiaries.

The above information represents both short- and long-term debt agreements of CPI Corp. as of its most recent fiscal period close, May 24, 1997. No additional short- or long-term debt, loan or guarantees agreements have been entered into as of June 16, 1995.